No. 1


                                   TEMPORARY
                            CERTIFICATE OF OWNERSHIP

                                 --evidencing--

                        A Fractional Undivided Interest

                                     --in--

                           MORTGAGE SECURITIES TRUST
                                  CMO SERIES 1


25,574
-------------------
UNITS

618 901 110
-------------------
CUSIP


This is to certify that Bear Stearns & Co. Inc. is the owner and registered holder of this Certificate evidencing the ownership of 25,574 units of fractional undivided interest in the above named Trust created under the laws of the State of New York pursuant to the Trust Indenture and Agreement among Bear, Stearns & Co. Inc. (and such other Depositors, if any, identified therein) as Depositors, United States Trust Company of New York as Trustee, and Standard & Poor's Corporation as Evaluator (the "Indenture"), a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the holder of this Certificate by virtue of the acceptance hereof asserts and is bound, a summary of which Indenture is contained in the Prospectus relating to the Trust. This Certificate is transferable and interchangeable by the registered holder in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer or other documents that the Trustee may require for transfer in form satisfactory to the Trustee and payment of the fees and expenses as provided in the Indenture.


C/M:  11939.0001  406426.1
                                      -5-

           Witness the facsimile signature of a duly authorized officer of the Agent for the Depositors (referred to in the Indenture) and the manual signature of an authorized signature of the Trustee.

Date:                                AGENT FOR THE DEPOSITORS


                                     __________________________________________
                                                Authorized Signatory


                                     UNITED STATES TRUST COMPANY OF
                                     NEW YORK, Trustee


                                     By:  _____________________________________
                                                Authorized Officer


                                     ASSIGNMENT


                  For Value Received,
hereby sells, assigns and transfers unto the within Certificate and does hereby irrevocably constitute and appoint attorney, to transfer the within Certificate on the books of the Trustee, with full power of substitution in the premises.

                  Date:

                  Notice: The signature(s) to this assignment must correspond with the name(s) as written above upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.



_____________________________
Signature Guaranteed


                              [end of certificate]


C/M:  11939.0001  406426.1
                                      -6-